                            EXHIBIT 10.1(c)

                   FORM OF RESTRICTED STOCK AGREEMENT

Grantee:_______________________   Grant Date: _______________________

Address:_______________________
        _______________________

Number of Shares:______________


                        MILLER EXPLORATION COMPANY
              STOCK OPTION AND RESTRICTED STOCK PLAN OF 1997


                        RESTRICTED STOCK AGREEMENT


          This Restricted Stock Agreement (the "AGREEMENT"), is made as of the Grant Date set forth above between MILLER EXPLORATION COMPANY, a Delaware corporation (the "COMPANY"), and the grantee named above
("GRANTEE").

          The Miller Exploration Company Stock Option and Restricted Stock
Plan of 1997 (the "PLAN") is administered by the Stock Plan Committee of the Company's Board of Directors or such other committee (the "COMMITTEE") as the Board of Directors shall designate to administer the Plan, which shall consist of at least two members of the Board, all of who are Non-Employee Directors, as defined in Rule 16b-3 under the Securities Exchange
Act of 1934, as amended (the "EXCHANGE ACT"). The Committee has determined that Grantee [, a[n] [officer] [and] [director] of the Company,] is eligible to participate in the Plan. The Committee has granted restricted stock to Grantee, subject to the terms and conditions contained in this Agreement and in the Plan.

          Grantee acknowledges receipt of a copy of the Plan and accepts these shares of restricted stock subject to all of the terms, conditions, and provisions of this Agreement and the Plan.

     1. GRANT OF RESTRICTED STOCK. The Company grants to Grantee, and Grantee accepts, the number of shares of common stock set forth above, subject to the terms and conditions of this Agreement (the "RESTRICTED STOCK").

     2. EMPLOYMENT BY THE COMPANY. The Company awards the Restricted Stock to Grantee on the condition that Grantee remains employed by the Company or a subsidiary (as defined in the Plan) of the Company and complies with the terms of this Agreement. If Grantee breaches the terms of this Agreement or ceases to be employed by the Company or any of its subsidiaries for any reason, Grantee promptly will surrender to the Company those shares of Restricted Stock in which Grantee's interest has not vested pursuant to this Agreement as set forth below.

     3. VESTING OF RESTRICTED STOCK. So long as Grantee is employed by the Company or a subsidiary of the Company and has not breached the terms of this Agreement, Grantee's conditional right to the specified shares of the Restricted Stock (or all lesser remaining number of shares of Restricted Stock) will vest at cumulative annual increments of one-half of the total number of Restricted Stock subject to this Agreement, beginning on the first anniversary of the Grant Date set forth above, in each case appropriately rounded to the closest whole share except that the total shall be as set forth above. The Committee may, in its sole discretion, accelerate the vesting of the Restricted Stock at any time before full vesting.

     4. TRANSFERABILITY. Unless the Committee otherwise consents, Grantee will not sell, exchange, transfer, pledge, or otherwise dispose of the Restricted Stock at any time, whether voluntarily or involuntarily, by operation of law or otherwise, except that the provisions of this paragraph will not apply to Restricted Stock that has vested pursuant to this Agreement and Restricted Stock that is sold, exchanged, transferred, pledged, or otherwise disposed of to the Company or by will or the laws of descent and distribution. If Grantee violates the restrictions in this Paragraph, Grantee's right to unvested shares of Restricted Stock immediately will cease and terminate and Grantee promptly will forfeit and surrender all shares of Restricted Stock that are still subject to restrictions to the Company.

     5. RIGHTS AS A STOCKHOLDER. Grantee will have all rights as a stockholder with respect to the Restricted Stock, including (a) the right to vote the Restricted Stock at stockholders' meetings, (b) the right to receive, without restriction, all cash dividends paid with respect to the Restricted Stock, and (c) the right to participate with respect to the Restricted Stock in any stock dividend, stock split, recapitalization, or other adjustment in the capital stock of the Company, or any merger, consolidation, or other reorganization involving an increase, decrease, or adjustment in the capital stock of the Company. Any shares or other security received as a result of any stock dividend, stock split, or reorganization will be subject to the same terms, conditions, and restrictions as those relating to the Restricted Stock granted under this Agreement.

     6.   TERMINATION OF EMPLOYEE STATUS.

          (a) TERMINATION FOR GOOD REASON. If Grantee ceases to be an employee of the Company or a subsidiary for good reason (as defined in any agreement between the Company and Grantee), the restrictions applicable to the shares of Restricted Stock automatically shall terminate. If Grantee terminates employment with the Company for good reason (as defined in any agreement between Grantee and the Company), the Restricted Stock shall be deemed to have vested on the day immediately preceding such termination.

          (b) DISABILITY OR DEATH. If Grantee dies or becomes totally disabled (as defined in the Plan), the restrictions applicable to the shares of Restricted Stock automatically shall terminate and the Restricted Stock shall vest as of the date of termination.

          (c) TERMINATION FOR CAUSE. If the Committee determines that Grantee has entered into competition with the Company or any of its subsidiaries, any shares of Restricted Stock still subject to restrictions as of the date of entry into competition automatically shall be forfeited and returned to the Company.
     The Committee shall have sole discretion in making such determination.

     7. REPRESENTATIONS, WARRANTIES, AND COVENANTS OF GRANTEE. Grantee represents, warrants, and covenants to the Company as follows:

          a. INVESTMENT ONLY. Grantee is acquiring the Restricted Stock for Grantee's own account for investment and Grantee has no present intention of distributing or selling any portion of the Restricted Stock. Grantee understands and acknowledges that the Company will have no obligation to recognize the ownership, beneficial or otherwise, of the Restricted Stock by anyone but Grantee.

          b. NO TRANSFER. Grantee will not sell or transfer any Restricted Stock except upon conditions that the Company may reasonably specify to insure compliance with the federal and applicable state securities laws. The Company may refuse to transfer any Restricted Stock unless the Company is reasonably satisfied that Grantee has complied with the federal and applicable state securities laws and Grantee's other promises in this Agreement.

          c. LEGEND. The Company may place a legend on the certificates evidencing the Restricted Stock noting restrictions on transferability.

     8. EMPLOYMENT BY THE COMPANY. Nothing in this Agreement will impose, or be deemed to impose, upon the Company any obligation to retain Grantee in the employ of the Company for any given period or upon any specific terms of employment. Grantee acknowledges that, except as otherwise agreed by the Company in a signed written agreement, Grantee's employment is "at will" and terminable by Grantee or the Company at any time and for any reason.

     9. TAX WITHHOLDING. Grantee authorizes the Company or a subsidiary of the Company to (a) withhold and deduct from future wages of Grantee (or from other amounts that may be due and owing to Grantee from the Company or a subsidiary of the Company), or make other arrangements for the collection of, all amounts deemed necessary to satisfy any and all federal, state, and local withholding and employment-related tax requirements attributable to an award of Restricted Stock, or (b) require Grantee promptly to remit the amount of such withholding to the Company before taking any action with respect to the Restricted Stock. Upon Grantee's request, the Company will withhold taxes, if any, arising from the vesting of any Restricted Stock by accepting from Grantee the return of a sufficient number of shares of unrestricted common stock equal in value to the amount of taxes to be withheld.

     10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     11. BINDING EFFECT AND AMENDMENT. This Agreement is the entire agreement between the parties and will be binding upon, and will inure to the benefit of, the parties to this Agreement and their respective heirs, successors, and assigns, and may be modified only by a writing signed by the parties.

     12. REMEDIES. Grantee acknowledges that any breach of the promises in Paragraph 7 of this Agreement would cause the Company irreparable damage and therefore agrees that, in the event of a breach of one or more of those promises, the Company shall be entitled to preliminary and permanent injunction relief in addition to any direct, incidental, and consequential damages, including lost profits, arising from that breach.

     13. EFFECTIVE DATE. The grant of the Restricted Stock under this Agreement will be effective as of the Grant Date set forth above.

     14. PLAN CONTROLS. The Plan is incorporated by reference into this Agreement. Capitalized terms not defined in this Agreement shall have those meanings provided in the Plan. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the provisions of the Plan shall control.


MILLER EXPLORATION COMPANY


By________________________________            _____________________________

     Its__________________________

                       "Company"                                  "Grantee"